Exhibit 99.1

Clearwater Paper Reports Fourth Quarter and Full Year 2008 Results

SPOKANE, Wash.--(BUSINESS WIRE)--February 27, 2009--Clearwater Paper Corporation (NYSE:CLW) today reported financial results for the fourth quarter and full year ended December 31, 2008.

On December 16, 2008, Clearwater Paper Corporation was spun-off from Potlatch Corporation. Clearwater Paper is comprised of Potlatch’s former pulp-based manufacturing businesses and the Lewiston, Idaho, lumber mill.

“The spin-off of Clearwater Paper Corporation was a monumental accomplishment in the fourth quarter of 2008, especially given the general economy and credit markets,” said Gordon Jones, president, chief executive officer and director. “Clearwater Paper is now clearly positioned to be a leading manufacturer and distributor of premium consumer tissue products and high-quality paperboard products.”

Clearwater Paper is presenting its results for the fourth quarter and full-year 2008 as though it was a stand-alone company. Except for the period December 16 through December 31, 2008, the accompanying condensed financial statements have been derived from the historical accounting records of Potlatch Corporation. An allocation of an estimated pro-rata share of Potlatch’s corporate administration and wood products segment administration expenses has been assigned to Clearwater Paper for its financial statement presentation. The expenses allocated are based upon methodologies that management considered reasonable based on the historical expenses of Potlatch. However, Clearwater Paper expects to incur approximately $10 million in additional administrative costs in 2009 associated with being an independent, publicly traded company. Accordingly, the historical operating results of Clearwater Paper may not be indicative of what they would have been had it been a stand-alone entity. Comparative information is also presented for 2007.

Fourth Quarter 2008 Financial Summary

  The company reported net earnings for the fourth quarter of 2008 of $1.7 million, or $0.15 per diluted common share, compared to net earnings of $6.0 million, or $0.53 per diluted common share for the fourth quarter of 2007. Higher earnings for the Consumer Products segment were more than offset by lower results from the Pulp and Paperboard and Wood Products segments.

The Consumer Products segment had solid results for the fourth quarter, primarily due to a continuation of higher net selling prices and improved productivity, coupled with favorable pulp costs for both internal and external purchases. Partially offsetting the improvements were higher costs for energy, petroleum-based packaging supplies and chemicals.

The Pulp and Paperboard segment had lower income in the fourth quarter of 2008 when compared to the fourth quarter of 2007 due primarily to a decrease in pulp shipments coupled with lower pulp net selling prices. Pulp net selling prices declined almost 16 percent over the same period a year ago. The company continued to see weakening in pulp prices, but stable paperboard pricing. This segment continues to experience high input costs, especially for fiber, chemicals and energy, although some of these costs leveled off and even fell slightly when compared to the third quarter of 2008.

The Wood Products segment continued to experience extremely weak market conditions in the fourth quarter. Due to these conditions, the Lewiston lumber mill operated on a reduced schedule while also taking some downtime during the fourth quarter. The lumber mill has continued to run at reduced production levels since the beginning of 2009.

Fourth Quarter 2008 Business Segment Performance

Consumer Products

  Operating income for the fourth quarter of 2008 was $15.7 million compared with operating income of $4.8 million in the fourth quarter of 2007. Net sales for the quarter were 9% higher than the same period in 2007.
    Overall net selling prices increased by 9% coupled with a 3% sales mix improvement when compared to the fourth quarter of 2007. These gains were partially offset by a 3% decline in tons shipped.
    Excellent production in papermaking and converting, coupled with 9% lower pulp costs, contributed to the higher operating income for the fourth quarter of 2008, but were partially offset by higher costs for energy, packaging supplies and chemicals.

Pulp and Paperboard

  Operating income for the fourth quarter of 2008 was $1.7 million, compared to operating income of $15.9 million for the same quarter in 2007. Net sales of $178.4 million for the fourth quarter of 2008 were slightly higher than fourth quarter 2007 net sales of $176.9 million.
    Paperboard net selling prices were 12% higher than the prior year’s fourth quarter, but were partially offset by a 16% decline in pulp net selling prices.
    Lower paperboard and pulp shipments also offset the higher paperboard net selling prices, resulting in relatively flat net sales performance.
    Operating income for the fourth quarter of 2008 was adversely affected by significantly higher input costs for chemicals, fiber and energy.
    Significantly higher repair and maintenance materials costs during the fourth quarter of 2008 were primarily attributable to scheduled downtime on the paperboard machine at the company’s Arkansas mill, coupled with costs that carried over from the scheduled major maintenance outage at the Idaho mill in the third quarter.

Wood Products

  Operating loss for the fourth quarter of 2008 was $4.8 million, compared with an operating loss of $2.4 million for the fourth quarter of 2007.
    Overall lumber net selling prices fell by 30% from the fourth quarter of 2007 to the fourth quarter of 2008 due to unfavorable pricing and a lower percentage of high-value cedar product sales.
    Shipments declined by 24% during the fourth quarter of 2008 compared to the fourth quarter of 2007.
    Saw log costs were lower in the fourth quarter of 2008 due to lower log prices and log mix, which partially offset the negative comparison to fourth quarter 2007.

2008 Full Year Financial Summary

  Net earnings for 2008 were $9.7 million, or $0.86 per diluted common share, compared to $25.3 million, or $2.23 per diluted common share for 2007.
    2008 operating income from our Consumer Products segment grew 112%, from $17.6 million in 2007 to $37.3 million in 2008. Net sales for 2008 of $504.6 million were 12% higher compared to 2007 net sales of $452.0 million.
      Net selling prices increased 8% year-over-year, and tons shipped increased by 3%.
      Partially offsetting the improvements in 2008 were higher costs for freight, energy, pulp and packaging supplies.

  Earnings for 2008 from the Pulp and Paperboard segment were $18.9 million, down 58% when compared with 2007 earnings of $45.1 million. 2008 net sales of $737.6 million were 10% higher than 2007 net sales of $673.1 million.
    Paperboard net selling prices rose 9% year-over-year.
    Pulp net selling prices were volatile during the year but finished flat compared to 2007.
    External pulp shipments declined 42%.
    Significantly higher input costs for fiber, chemicals and energy more than offset the relatively strong paperboard market.
  Results for 2008 from the Wood Products segment were a loss of $14.5 million, compared with a loss of $0.1 million in 2007.
    Lumber results continued to be negatively impacted by the worst downturn in the housing market in over 30 years. This significant downturn resulted in depressed net selling prices and a decline in shipments.

Statements of Operations and Comprehensive Income (Loss)

The significant “Other comprehensive loss” amounts reported for 2008 are directly attributable to the negative performance of the company’s defined benefit pension plans as a result of the significant downturn in the stock market in the fourth quarter of 2008.

New Credit Agreement and Capital Structure

During the fourth quarter, Clearwater Paper entered into an asset-based lending revolving credit facility with a maximum availability of $125 million, subject to a $10 million borrowing capacity reserve. The four-year facility is secured by the company’s accounts receivable and inventory. In spite of the very difficult credit environment during the fourth quarter of 2008, the company was successful in securing a revolving credit facility, which it expects will provide sufficient liquidity for working capital and other requirements. In connection with the spin-off, Clearwater Paper retained the obligation to pay the interest and principal of a Potlatch affiliate’s $100 million credit sensitive debentures due December 1, 2009. This debt is classified as a current notes payable on Clearwater Paper’s December 31, 2008 balance sheet. The company intends to refinance this debt as soon as reasonably practical. In the event it is unable to refinance and pay the debentures at maturity and Potlatch pays the debentures, the company will be deemed to have received a loan from Potlatch for the amount of such payment pursuant to a note maturing on December 1, 2011.

Outlook

“It is our expectation for the near future that the financial performance of all three business segments would be similar to our recent performance,” said Mr. Jones. “We anticipate continued positive consumer products operating results, stable pulp and paperboard operating results and continued depressed market conditions for our wood products segment.”

Conference Call Information

A live audio Web cast and conference call will be held today, February 27, 2009, at 8 a.m. Pacific time (11 a.m. Eastern). Investors may access the conference call by dialing 877-879-6207 (for U.S./Canada investors) or 719-325-4791 (for international investors). The audio Web cast may be accessed on the company’s Web site at http://ir.clearwaterpaper.com/events.cfm. Accompanying materials will be available for downloading from http://ir.clearwaterpaper.com/events.cfm at 7:00 a.m. Pacific Time (10:00 a.m. Eastern Time). The Web cast will be audio only. Investors are recommended to download the accompanying materials prior to the call.

For those unable to participate in the call, an archived recording will be available through the Clearwater Paper Corporation Web site at www.clearwaterpaper.com under “Investor Relations” following the conference call.

About Clearwater Paper

Clearwater Paper manufactures premium consumer tissue, high-quality bleached paperboard and wood products at six facilities across the country. The company is a premier supplier of private label tissue to major retail grocery chains, and also produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper's 2,400 employees build shareholder value by developing strong customer partnerships through quality and service.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended, including statements regarding future company and segment operating and financial performance, direction of markets, available debt capacity and liquidity, refinancing of certain of the company’s debt obligations, additional expenses associated with being a stand-alone public company and efforts to minimize losses in our Wood Products segment. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the United States and international economies; changes in raw material availability and costs; cyclical industry conditions; loss of a large consumer products segment customer; competitive pricing pressures for the company’s products; changes in freight costs and disruptions in transportation services; unanticipated manufacturing disruptions; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; labor disruptions; inability to refinance or pay indebtedness due to debt structure; inability to implement corporate strategies; and other risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission. The company does not undertake to update any forward-looking statements.

Clearwater Paper Corporation
Statements of Operations and Comprehensive Income (Loss)
Unaudited (Dollars in thousands - except per-share amounts)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net sales	$303,187	$307,095	$1,255,309	$1,183,032
Costs and expenses:
Cost of sales	283,228	282,266	1,179,397	1,083,824
Selling, general and administrative expenses	13,436	12,302	47,428	46,801
	296,664	294,568	1,226,825	1,130,625
Earnings from operations before interest and taxes	6,523	12,527	28,484	52,407
Interest expense, net	(3,397)	(3,250)	(13,147)	(13,000)
Earnings from operations before taxes	3,126	9,277	15,337	39,407
Income tax provision	1,467	3,314	5,594	14,073
Net earnings	$1,659	$5,963	$9,743	$25,334

Other comprehensive loss, net of tax	$(77,735)	$(2,636)	$(76,941)	$(1,286)
Comprehensive income (loss)	$(76,076)	$3,327	$(67,198)	$24,048

Net earnings per common share
Basic	$0.15	$0.53	$0.86	$2.23
Diluted	0.15	0.53	0.86	2.23
Average shares outstanding (in thousands):
Basic	11,355	11,355	11,355	11,355
Diluted	11,390	11,355	11,355	11,355

Certain 2007 amounts have been reclassified to conform to the 2008 presentation. Also, certain immaterial corrections related to pension and other postretirement benefits have been made to the 2007 amounts as compared to the amounts previously presented in the Company's Form 10 filing. The effect of such adjustments for the twelve months ended December 31, 2007, was a decrease in net earnings of $0.2 million ($.02 per diluted share).

Clearwater Paper Corporation
Condensed Balance Sheets
Unaudited (Dollars in thousands)

	December 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and short-term investments	$14,018	$9
Receivables, net	105,777	95,193
Inventories	154,351	140,526
Deferred tax assets	14,772	8,646
Other assets	2,408	1,400
Total current assets	291,326	245,774
Land	4,729	4,729
Plant and equipment, at cost less accumulated depreciation	385,138	408,343
Pension assets	-	37,064
Other assets	3,820	86

	$685,013	$695,996
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$150,000	$-
Accounts payable and accrued liabilities	118,218	109,265
Current liability for pensions and other postretirement employee benefits	9,086	7,961
Total current liabilities	277,304	117,226
Long-term debt	-	100,000
Liability for pensions and other postretirement employee benefits	221,649	132,676
Other long-term obligations	3,234	3,242
Deferred taxes	1,837	74,820
Accumulated other comprehensive loss	(126,149)	(49,208)
Stockholders' equity excluding accumulated other comprehensive loss	307,138	317,240

	$685,013	$695,996

Certain 2007 amounts have been reclassified to conform to the 2008 presentation.

Clearwater Paper Corporation
Segment Information
Unaudited (Dollars in thousands)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net Sales
Consumer Products	$128,068	$117,965	$504,597	$451,972
Pulp and Paperboard
Paperboard	159,027	145,009	644,436	569,380
Pulp	19,146	31,648	92,304	102,606
Other	240	249	844	1,070
	178,413	176,906	737,584	673,056
Wood Products	15,268	26,741	89,014	121,359
	321,749	321,612	1,331,195	1,246,387
Intersegment sales	(18,562)	(14,517)	(75,886)	(63,355)

Total consolidated net sales	$303,187	$307,095	$1,255,309	$1,183,032

Operating income (loss)
Consumer Products	$15,691	$4,795	$37,321	$17,622
Pulp and Paperboard	1,685	15,927	18,916	45,066
Wood Products	(4,845)	(2,424)	(14,479)	(109)
	12,531	18,298	41,758	62,579
Corporate and eliminations	(6,008)	(5,771)	(13,274)	(10,172)
Earnings from operations before interest and taxes	$6,523	$12,527	$28,484	$52,407

Certain 2007 amounts have been reclassified to conform to the 2008 presentation. Also, certain immaterial corrections have been made to the 2007 amounts as compared to the amounts previously presented in the Company's Form 10 filing. The effect of such adjustments for the twelve months ended December 31, 2007, was to reclassify $1.6 million of expense from the Corporate and eliminations category to the Wood Products segment related to the reclassification of selling, general and administrative expenses. In addition, the segment operating income (loss) amounts have been adjusted for the changes described at the bottom of the Statements of Operations and Comprehensive Income (Loss).

CONTACT:
Clearwater Paper Corporation
News Media
Matt Van Vleet, 509-344-5912
Investors
Doug Spedden, 509-344-5906